Exhibit 5.1

[Willkie Farr & Gallagher LLP Letterhead]

July 9, 2007

GateHouse Media, Inc.

350 WillowBrook Office Park

Fairport, New York 14450

Ladies and Gentlemen:

We have acted as counsel to GateHouse Media, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation of a Registration Statement on Form S-1 (Registration No. 333-144227) (as amended, the “Registration Statement”) relating to the offer and sale by the Company of up to 17,000,000 shares (the “Company Shares”) of common stock of the Company, par value $0.01 per share, subject to the exercise of the underwriters’ over-allotment option.

We have examined copies of the Amended and Restated Certificate of Incorporation and Bylaws of the Company, the Registration Statement, all resolutions adopted by the Company’s Board of Directors, and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

Based on the foregoing, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.	When the Registration Statement has become effective under the Securities Act of 1933, as amended (the “Act”), the Company Shares, when duly issued and paid for in accordance with the terms of the prospectus included as part of the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,